Exhibit 23.1

Board of Directors

Telecomm Sales Network, Inc.

Mooresville, NC

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 27, 2006, on the financial statements of Telecomm Sales Network, Inc. as of March 31, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

January 3, 2007